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                                                                    EXHIBIT 10.3




                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               JLM TERMINALS, INC.


                                       AND


                           CTI OF NORTH CAROLINA, INC.


                                 OCTOBER 1, 2001


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                                TABLE OF CONTENTS

                                                                            Page

RECITALS          --------------------------------------------------------     8

AGREEMENT                  -----------------------------------------------     8

ARTICLE I:   DEFINITIONS; INTERPRETATION  --------------------------------     8

         1.1      Definitions       --------------------------------------     8
         1.2      Interpretation    --------------------------------------    12

ARTICLE II:       TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES ----------    12

         2.1      Transfer of Assets -------------------------------------    12
         2.2      Excluded Assets   --------------------------------------    13
         2.3      Assumption of Liabilities ------------------------------    15
         2.4      Excluded Liabilities      ------------------------------    16
         2.5      Purchase Price    --------------------------------------    16
         2.6      Closing Procedure         ------------------------------    16
         2.7      Allocation of Purchase Price       ---------------------    16
         2.8      Prorations        --------------------------------------    17
         2.9      Inventory         --------------------------------------    17

ARTICLE III:      REPRESENTATIONS AND WARRANTIES OF SELLER ---------------    17

         3.1      Organization; Capitalization       ---------------------    17
         3.2      No Violation or Conflict; Consents ---------------------    17
         3.3      Authorization     --------------------------------------    18
         3.4      Assets   -----------------------------------------------    18
         3.5      Compliance with Law   ----------------------------------    18
         3.6      Litigation        --------------------------------------    18
         3.7      Employees and Employee Benefits    ---------------------    19
         3.8      Employment Matters        ------------------------------    19
         3.9      Environmental Matters     ------------------------------    19
         3.10     No Broker         --------------------------------------    20
         3.11     Material Facts    --------------------------------------    20

ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF BUYER ----------------------    20

         4.1      Organization      --------------------------------------    20
         4.2      Authorization     --------------------------------------    20

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         4.3      Noncontravention          ------------------------------    21
         4.4      No Broker         --------------------------------------    21

ARTICLE V:        COVENANTS      -----------------------------------------    21

         5.1      Access to Information      -----------------------------    21
         5.2      Further Assurances; Consents       ---------------------    21
         5.3      Publicity         --------------------------------------    22
         5.4      Confidentiality     ------------------------------------    22
         5.5      Employment of Seller's Employees   ---------------------    22
         5.6      Employee Obligations      ------------------------------    23
         5.7      Covenant Not to Compete   ------------------------------    23
         5.8      Cooperation       --------------------------------------    23

ARTICLE VI: CONDITIONS PRECEDENT TO CONSUMMATION OF THE
         CLOSING           -----------------------------------------------    23
         6.1      Condition Precedent to Each Party's Obligations
                    to Close      ----------------------------------------    23
         6.2      Conditions Precedent to Obligations of Buyer -----------    24
         6.3      Conditions Precedent to Obligations of Seller ----------    25

ARTICLE VII: SURVIVAL; INDEMNIFICATION  ----------------------------------    26

         7.1      Limitation on and Survival of Representations and
                    Warranties  ------------------------------------------    26
         7.2      Indemnification by Seller ------------------------------    27
         7.3      Indemnification by Buyer  ------------------------------    28
         7.4      Limitation of Liability   ------------------------------    30
         7.5      Exclusive Remedy ---------------------------------------    30

ARTICLE VIII:   TERMINATION  ---------------------------------------------    30

         8.1      Termination --------------------------------------------    30
         8.2      Effect of Termination ----------------------------------    31
         8.3      Extension; Waiver --------------------------------------    31
         8.4      Damage or Destruction Prior to Closing -----------------    31
         8.5      Condemnation Prior to Closing   ------------------------    31

ARTICLE IX: MISCELLANEOUS ------------------------------------------------    32

         9.1      Entire Agreement ---------------------------------------    32
         9.2      Expenses          --------------------------------------    32
         9.3      Governing Law     --------------------------------------    32
         9.4      Assignment        --------------------------------------    32


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         9.5      Notices  -----------------------------------------------    32
         9.6      Counterparts; Headings    ------------------------------    33
         9.7      Specific Performance      ------------------------------    33
         9.8      Severability      --------------------------------------    33
         9.9      No Reliance       --------------------------------------    33
         9.10     Amendment         --------------------------------------    34




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                                    SCHEDULES


         Schedule 2.1(a)       Real Property

         Schedule 2.1(c)       Equipment

         Schedule 2.1(d)       Real Property Leases

         Schedule 2.1(e)       Personal Property Leases

         Schedule 2.1(f)       Licenses, Contracts and Service Agreements

         Schedule 2.1(g)       Customer List

         Schedule 2.2          Non-Assignable Permits

                        o      DSP Permit
                        o      Air Permits
                        o Title V Air Permit and Air Permit Application with all supporting documentation
                        o      NPDES Permit for Stormwater Discharge - Rescinded
                        o      Certification of Water & Sewer Availability
                        o      Zoning Verification
                        o      Fire Department Permit
                        o      DOT Hazardous Materials Certification

         Schedule 2.9          Denaturant Inventory

         Schedule 3.2          Required Consents

         Schedule 3.4          Permitted Liens

         Schedule 3.5          Permits

         Schedule 3.6          Litigation

         Schedule 3.9          Environmental Matters

                        o      all technical reports in JLM's
                               possession, not subject to a court
                               order preventing such disclosure,
                               including but not limited to:

                                 Corrective Action Plan, December 1992 including


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                               all subsequent revisions made through reports or
                                  correspondence

                               Phase I Environmental Site Assessment, May 2001 Hazardous Waste Certificates and Manifests

                        o      All releases of Hazardous substances




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                                    EXHIBITS


         Exhibit A                  Form of Deed

         Exhibit B                  Form of Bill of Sale

         Exhibit C                  Form of Assignment and Assumption Agreement

         Exhibit D                  Allocation of Purchase Price

         Exhibit E                  Covenant Not to Compete

         Exhibit F                  Employee List








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                            ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement") is made as of October 1, 2001, by and among CTI of North Carolina, Inc., a Delaware corporation ("Buyer") and JLM Terminals, Inc., a North Carolina corporation ("Seller").


                                    RECITALS

A. Seller owns and operates a bulk liquids terminal business located in Wilmington, North Carolina (the "Facility");

B. Seller desires to sell and assign to Buyer, and Buyer desires to purchase from Seller, on the terms and subject to the conditions set forth in this Agreement, the Assets of Seller that are currently used by Seller in connection with the Facility.

                                    AGREEMENT

The parties, in consideration of the premises and of the mutual representations, warranties, covenants, conditions and agreements set forth herein, and intending to be bound, agree as set forth below:

                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

1.1 DEFINITIONS. When used in this Agreement, the following terms shall have the meanings specified:

      (a)   ACCOUNTS RECEIVABLE. "Accounts Receivable" shall mean

            (i) all trade accounts receivable and other rights to payment from customers of Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Seller;

            (ii) all other accounts or notes receivable of Seller and the full benefit of all security for such accounts or notes; and



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            (iii) any claim, remedy or other right related to any of the foregoing.

      (b) ACTION. "Action" shall mean any action, claim, suit, litigation, arbitration, or governmental investigation.

      (c) AGREEMENT. "Agreement" shall mean this Agreement, together with the Exhibits and Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

      (d)   ASSETS. "Assets" shall have the meaning given in SECTION 2.1.

      (e) ASSUMED LIABILITIES. "Assumed Liabilities" shall have the meaning given in SECTION 2.3.

      (f) BUYER. "Buyer" shall mean CTI of North Carolina, Inc., a Delaware corporation.

      (g) BUYER CLAIM. "Buyer Claim" shall mean a claim for indemnification by Buyer pursuant to SECTION 7.2.

      (h) CLOSING. "Closing" shall mean the conference held at 10:00 a.m., local time, on the Closing Date, at the offices of Ellis, Painter, Ratterree & Bart, LLP, 10th Floor, 2 E. Bryan Street, Savannah, Georgia 31401.

      (i) CLOSING DATE. "Closing Date" shall mean not later than the first business day occurring on or after sixty (60) days from the date of this Agreement, and the parties will use their best efforts to close within thirty (30) days from the date of this Agreement.

      (j) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (k) CONTRACT. "Contract" means collectively those agreements identified in Schedules 2.1(d), 2.1(e) and 2.1(f).

      (l) ENVIRONMENTAL, HEALTH AND SAFETY LIABILITIES. "Environmental, Health and Safety Liabilities" shall mean any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law, including those consisting of or relating to:

            (i) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);



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            (ii)  any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law;

            (iii) financial responsibility under any Environmental Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("Cleanup") required by any Environmental Law (whether or not such Cleanup has been required or requested by any Governmental Authority or any other Person) and for any natural resource damages; or

            (iv) any other compliance, corrective or remedial measure required under any Environmental Law.

      (m) ENVIRONMENTAL LAWS. "Environmental Laws" shall mean all material federal, state or local statutes, laws, codes, rules, regulations, ordinances, orders, standards, permits, licenses or requirements (including consent decrees, judicial decisions and administrative orders), presently in force, as amended or reauthorized, pertaining to the protection, preservation, conservation or regulation of the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
            Section 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., and the Safe Drinking Water Act, 42 U.S.C. Section 300F et seq.

      (n) ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      (o) GOVERNMENTAL AUTHORITY. "Governmental Authority" shall mean any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

      (p) HEALTH AND SAFETY LAWS. " Health and Safety Laws" shall mean all material federal, state or local statutes, laws, codes, rules, regulations, ordinances, orders, standards, permits, licenses or requirements (including consent decrees, judicial decisions and administrative orders), presently in force, as amended or reauthorized, pertaining to or imposing requirements relating to public or employee health and safety, including without limitation, the Occupational Health Act, 29 U.S.C. Section 651 et seq.


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      (q)   KNOWLEDGE OF SELLER. "Knowledge of Seller" shall mean the actual knowledge, after due inquiry, of the following officers or employees of Seller: Scott McDonald, Wilf Kimball, and Walt Tarpley.

      (r) LAWS. "Laws" shall mean any federal, state, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder, all of the foregoing as in effect on the date hereof.

      (s) LIENS. "Liens" shall mean any and all liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests and impositions.

      (t)   LISTED EMPLOYEE. "Listed Employee" shall have the meaning given in
            SECTION 5.5.

      (u)   LOSSES. "Losses" shall have the meaning given in SECTION 7.2(A).

      (v) MAXIMUM INDEMNITY AMOUNT. "Maximum Indemnity Amount" shall have the meaning given in SECTION 7.4.

      (w) PERMITTED LIENS. "Permitted Liens" shall mean (i) liens for Taxes not yet due and payable, (ii) title defects that do not interfere with the existing use of Seller's assets and do not affect the insurability of title or the marketability thereof, including mechanics liens, materialmen liens and other inchoate liens, and
            (iii) those liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, impositions and other matters that are listed on SCHEDULE 3.4 attached hereto.

      (x) PERMITS. "Permits" shall mean all written permits, licenses and governmental authorizations, registrations and approvals required, as of the date hereof, for the operation of the Facility identified on SCHEDULE 3.5.

      (y) PERSON. "Person" shall mean an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Authority.

      (z)   PURCHASE PRICE. "Purchase Price" shall mean the amount specified in
            SECTION 2.5 hereof.

      (aa) REQUIRED CONSENTS. "Required Consents" shall mean those consents required from parties to the Contracts and Permits that are necessary or required in order to give effect to the transactions contemplated herein and that are specifically identified on SCHEDULE
            3.2 attached hereto.

      (bb) SELLER. "Seller" shall mean JLM Terminals, Inc., a North Carolina corporation.


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      (cc)  SELLER CLAIM. "Seller Claim" shall mean a claim to indemnification by Seller pursuant to SECTION 7.3.

      (dd) TAX RETURNS. "Tax Returns" shall mean any report, return, information statement, payee statement or other information required to be provided to any Governmental Authority, with respect to Taxes, including any return of an affiliated, combined or unitary group.

      (ee) TAXES. "Taxes" shall mean any and all taxes, levies, imposts, duties, assessments, charges and withholdings imposed or required to be collected by or paid over to any Governmental Authority, including any interest, penalties, fines, assessments or additions imposed in respect of the foregoing, or in respect of any failure to comply with any requirement regarding Tax Returns.

1.2 INTERPRETATION. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders.

                                   ARTICLE II

                  TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES

2.1 TRANSFER OF ASSETS. On the terms and subject to the conditions set forth in this Agreement, Seller shall, at the Closing, sell, transfer and assign to Buyer, and Buyer shall purchase and acquire from Seller, as of the Closing Date, the following assets of Seller directly related to, or necessarily used in conjunction with, the Facility (collectively, except for the excluded assets set forth in Section 2.2 hereof, the "Assets"):

      (a)   the real property owned by Seller and more fully described on
            SCHEDULE 2.1(a) attached hereto, together with all easements and appurtenances, subject to the Permitted Liens;

      (b) all tanks, pipes, facilities and fixtures located on or appurtenant to the Facility which are either owned, leased, subleased or rented and therefore assignable by Seller;

      (c) the equipment, machinery, vehicles, furniture, fixtures, furnishings and leasehold improvements owned by Seller and used by Seller in the operation of the Facility, as set forth on SCHEDULE 2.1(c) attached hereto;



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      (d)   Seller's interest in the real property leases to which Seller is a party that are used in connection with the Facility, which leases are set forth in SCHEDULE 2.1(d) attached hereto;

      (e) Seller's interest in the personal property leases to which Seller is a party that are used in connection with the operation of the Facility, which leases are set forth in SCHEDULE 2.1(e) attached hereto;

      (f) Seller's interest in all licenses, contracts, service agreements and other agreements with respect to the operation of the Facility to which Seller is a party that are identified in SCHEDULE 2.1(f) attached hereto;

      (g) A list of the names and addresses of all customers of Seller who have used or leased Seller's tanks since January 1, 1999, as set forth in SCHEDULE 2.1(g) attached hereto.

      (h) all of Seller's books, records and other documents and information relating to the Assets, including blueprints, technical records and manuals, maintenance records, capital improvement and replacement records and the like;

      (i) all Permits with respect to the Facility, to the extent they are assignable;

      (j) goodwill and other related intangible assets used by Seller exclusively in the conduct of the Facility; and

      (k) all rights to recovery by Seller related to any Environmental Liabilities at the Facility after the Closing Date.

The parties hereto expressly agree that Buyer is not assuming any of the liabilities, obligations or undertakings relating to the Assets, except for those liabilities and obligations specifically assumed by Buyer in SECTION 2.3 hereof.

2.2   EXCLUDED ASSETS.

      (a) Notwithstanding the terms of SECTION 2.1 hereof, the following assets shall be retained by Seller and shall not be sold, transferred or assigned to Buyer in connection with the purchase of the Assets:

            (i)   all cash, cash equivalents and Accounts Receivable;

            (ii) such licenses, Permits or other certificates of authority which, by their terms, are nonassignable including, but not limited to, those identified in SCHEDULE 2.2; provided, however, Seller will allow Buyer to (i) operate under its Distilled Spirits Permit and bond (the "DSP Permit") after the Closing Date



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                  until such time as there is a simultaneous transfer but in no event beyond six (6) months after the Closing Date, (ii) operate under the existing air permits for the Facility (the "Air Permits") after the Closing Date until the same are transferred to Buyer but in no event beyond six (6) months after the Closing Date; and (iii) operate under the existing NPDES permits for the Facility (the "NPDES Permits") after the Closing Date until the same are transferred to Buyer but in no event beyond six (6) months after the Closing Date. Simultaneous with the signing of this Agreement Buyer agrees that it will have made application for all applicable Permits as defined by this Section. Buyer further agrees to indemnify Seller for any violations of these Permits after the Closing Date on all bonds associated with and maintained by Seller in association with these Permits. If any application by Buyer for any applicable Permit is denied for any reason, Seller shall not be responsible to maintain any current Permit unless mutually agreed by the parties. Buyer will be responsible as of the Closing Date for all reporting due under any applicable Permits and shall indemnify Seller for Buyer's failure to do so.

            (iii) all insurance policies of Seller obtained in connection with the Facility and all rights of Seller (including rights to receive dividends) under or arising out of such insurance policies;

            (iv) any and all rights to recovery by Seller arising out of litigation or any other proceeding with respect to the adjacent Southern Metals facility that commences or is pending prior to the Closing Date (excluding recovery rights related to any Environmental Liability at the Facility), it being understood that Seller may seek to recover all Seller's legal fees, Seller's fees associated with any and all assessment of the possible Southern Metals contamination, and any possible fees which may be incurred by Seller associated with continued Southern Metals litigation), and Buyer shall be entitled to retain any such fees or expenses it may recover if it becomes a party to such litigation.

            (v) all rights of Seller relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof, including all claims for refund of Taxes and other governmental charges of whatever nature.

      (b) Seller is not selling and Buyer is not buying any of Seller's accounts receivable. If Buyer receives any funds intended by the payor to pay an account receivable of Seller, Buyer shall remit those funds to Seller within five (5) business days. If Seller receives any funds intended by the payor to pay an account receivable of Buyer, Seller shall remit those funds to Buyer within five (5) business days.


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2.3   ASSUMPTION OF LIABILITIES.

      (a) Buyer shall assume, pay, perform in accordance with their terms or otherwise satisfy only the following liabilities of Seller (collectively, the "Assumed Liabilities"):

            (i) All obligations under each of the agreements identified in SCHEDULES 2.1(d), 2.1(e) AND 2.1(f) which arise from transactions occurring on or after the Closing Date;

            (ii) All Environmental Liabilities arising out of future operation of the Facility after the closing or future leasing, ownership or operation of real property in connection with the operation of the Facility.

      (b) ENVIRONMENTAL, HEALTH AND SAFETY LIABILITIES. Buyer shall not assume, or be responsible for, the claims of any person or entity related to any Environmental, Health or Safety Liability which is based in whole or in part on any event(s) occurring at, or on property near or adjacent to, the Facility at anytime prior to the Closing Date except:

            (i) Buyer will be responsible for the cost of any cleanup costs or corrective action, including fines, cleanup, removal, containment or other remediation or response actions ("Cleanup") at the Facility required by any Environmental Law, but until three (3) years after the Closing Date, Buyer does not assume any liability for any Cleanup of property near, or adjacent to, the Facility, which Cleanup is occasioned by events occurring prior to the Closing Date, however, Buyer further agrees for themselves, their successors, heirs, assigns, or for anyone who may lease, sublease or rent from them, any properties Buyer now currently owns, leases, subleases, has had assigned to them, or rented by them, not to hold Seller liable.

            (ii) If any compliance, corrective or remedial measure under any Environmental Law (occasioned by events occurring prior to the Closing Date) is required, or proposed, by any governmental or regulatory agency at the Facility, Seller will reimburse Buyer up to Seventy-Five Thousand ($75,000) Dollars (the "Contribution"), of the costs incurred by Buyer in investigating and assessing the Cleanup. Said Contribution shall be paid as Buyer incurs costs in investigating and assessing any cleanup.

      (c) CLAIM AGAINST SOUTHERN METALS. At Closing, and except as specified in Section 2.2(a)(iv) hereof, Seller will assign and transfer to Buyer, as owner of the Facility, all rights of Seller against Southern Metals, Inc. for the release of hazardous materials onto the Facility from property owned by Southern Metals adjacent to the Facility. In the meantime, Seller agrees (i) not to settle the pending litigation with Southern Metals without the written consent of Buyer, and (ii) if settled by Seller


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            prior to closing, to assign to Buyer all proceeds except amounts paid to Seller for its legal fees or assessment costs associated with the Southern Metals contamination.

2.4. EXCLUDED LIABILITIES. Other than as set forth in SECTION 2.3 hereof, Seller shall retain, and Buyer shall not assume, and nothing contained in this Agreement shall be construed as an assumption by Buyer of, any liabilities, obligations or undertakings of Seller (related to the Facility, Assets, Seller's employees not expressly retained by Buyer, or otherwise) of any nature whatsoever, whether accrued, absolute, fixed or contingent, known or unknown due or to become due, unliquidated or otherwise. Seller shall be responsible for all of the liabilities, obligations and undertakings of Seller not expressly assumed by Buyer pursuant to SECTION 2.3 hereof.

2.5. PURCHASE PRICE. The total aggregate purchase price for the Assets (the "Purchase Price") will be the sum of $6,250,000.00, to be paid by Buyer to Seller at the Closing, as the same may be adjusted in accordance with SECTIONS 2.8 AND 2.9.

2.6 CLOSING PROCEDURE. At the Closing, each party shall deliver to the party entitled to receipt thereof the documents required to be delivered pursuant to Article VI hereof and such other documents, instruments and materials (or complete and accurate copies thereof, where appropriate) as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be satisfactory in form and substance to counsel for the receiving party. The conveyance, transfer, assignment and delivery of the Assets shall be effected by Seller's execution and delivery to Buyer of
      (i) Special Warranty Deed in the form attached as EXHIBIT A (the "Deed");
      (ii) a bill of sale substantially in the form attached hereto as EXHIBIT B (the "Bill of Sale"); and (iii) such other instruments of conveyance, transfer, assignment and delivery as Buyer shall reasonably request to cause Seller to transfer, convey, assign and deliver the Assets to Buyer. The assignment and assumption of the Assumed Liabilities to Buyer shall be effected by Seller's and Buyer's execution of an assignment and assumption agreement substantially in the form attached hereto as EXHIBIT C (the "Assignment and Assumption Agreement").

2.7 ALLOCATION OF PURCHASE PRICE. Buyer and Seller have mutually agreed to allocate the Purchase Price among the Assets in the manner set forth in EXHIBIT D, which exhibit shall be updated as of the Closing Date in such a manner as determined by Buyer and Seller after taking into account the applicable treasury regulations ("Treasury Regulations") promulgated under the Code, and the fair market value of such items. Buyer shall prepare for filing all Tax Returns that may be required with respect to the transaction provided for herein pursuant to Section 1060 of the Code, any Treasury Regulations promulgated thereunder, any other similar provisions of the Code and any other similar or applicable foreign, state or local tax law or regulation. Seller shall provide information that may be reasonably required by Buyer for the purpose of preparing such Tax Returns.


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2.8   PRORATIONS. All (i) real estate taxes, for the year 2001 and other expenses of the Facility which the parties mutually agree are capable of proration, shall be prorated on the basis of a 365 day year through the day preceding the day of Closing. If Closing is extended by mutual agreement, all adjustments shall be made as of the day prior to the extended date. Any post-closing adjustments for real estate taxes which shall be made within ten (10) days after written demand therefore is made by either party hereto to the other party with a copy of the actual tax bill(s) attached. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this SECTION 2.8 shall survive Closing. Seller shall be responsible for the transfer tax associated with the recordation of the Deed. Buyer shall be responsible for the cost of any title insurance, survey and any other due diligence testing requested by Buyer.

2.9 INVENTORY. Purchaser agrees to buy all of Seller's good and merchantable denaturant inventory existing at the Facility as of the Closing Date at Seller's cost in the quantities set forth in SCHEDULE 2.9.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

3.1 ORGANIZATION; CAPITALIZATION. Seller is duly organized, validly existing and in good standing under the laws of the State of North Carolina. Seller has full corporate power and authority to conduct its business as it is now being conducted and to own its properties and to lease those properties leased by it.

3.2 NO VIOLATION OR CONFLICT; CONSENTS. Except as set forth on SCHEDULE 3.2, the execution, delivery and performance of this Agreement and all of the other documents and instruments contemplated hereby to which Seller case is a party do not and will not (a) conflict with, violate or breach any Laws, judgment, order or decree binding on Seller, the articles of incorporation or bylaws of Seller, or any material Contract to which Seller is a party or by which is bound, or (b) give any party to any material Contract to which Seller is a party or by which it is bound any right of termination, cancellation, acceleration or modification thereunder. Except for the Required Consents, prior to the Closing, no consent of any other Person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.3 AUTHORIZATION. Seller has all necessary right, power, capacity and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its respective obligations hereunder, and no other actions on the part of Seller is necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

3.4   ASSETS.

      (a) Seller has good and merchantable title to, or sufficient leasehold interest in, all of the Assets, whether tangible or intangible, real, personal or mixed, free and clear of all liens or encumbrances, except for Permitted Liens shown on SCHEDULE 3.4 attached hereto. Any such leasehold interest is pursuant to a lease that is, as to Seller and, to the Knowledge of Seller, the other parties to such lease, (i) valid, binding and enforceable in accordance with its terms (subject to any applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally), and (ii) in full force and effect.

      (b) Subject to ordinary wear and tear as is usual in this line of business, all Assets are in good operating condition and repair, the parties understand that all Assets have previously been inspected by Buyer and are sold where is.

      (c) Seller shall provide Buyer with evidence of good and merchantable fee simple title to the real property described in Schedule 2.1(a) and shall have thirty (30) days from the date of signature of this Agreement to cure any defects which may exist. Any easements, restrictions or other encumbrances on the real property must not, in the reasonable opinion of Buyer's counsel, adversely affect the title to said property or Buyer's intended use thereof.

3.5   COMPLIANCE WITH LAW. To the Knowledge of Seller, except as reflected on
      SCHEDULE 3.5 attached hereto, Seller has obtained all Permits required under, and is in compliance with, all applicable Laws with respect to the Facility.

3.6 LITIGATION. To the Knowledge of Seller and except as disclosed in SCHEDULE 3.6, there is no claim, legal action, suit, litigation, arbitration, dispute or investigation, judicial, administrative or otherwise, or any order, decree or judgment, now pending or in effect, or, threatened or contemplated, that, in the reasonable judgment of Seller, if adversely determined, would have a material adverse effect on the transactions contemplated by this Agreement.

3.7   EMPLOYEES AND EMPLOYEE BENEFITS.

      (a) Buyer shall be under no obligation to hire any of Seller's employees at the Facility, but shall provide Seller with a list of all employees which it intends to hire simultaneously with signature of this Agreement and effective upon Closing. Seller shall remain solely and exclusively liable for all wages, severance payments if applicable, COBRA and similar benefits, and other amounts and benefits, if any, due to those employees that Buyer does not hire. Buyer shall not be legally obligated to offer employment to any of Seller's employees.

      (b) Buyer agrees to hire those employees on the list so provided to the Seller, at their current wages and on the same terms and conditions as provided by the Buyer to its other employees of similar length of service and job responsibility. Buyer shall have no obligation to any of Seller's employees at the Facility it may hire with respect to any accrued sick leave, accrued vacation, bonus, incentive, pension, retirement, profit-sharing or other form of remuneration or employee benefit provided or promised by Seller.

3.8 EMPLOYMENT MATTERS. Seller is not party to, bound by, or negotiating in respect of any collective bargaining agreement or any other agreement with any labor union, association or other employee group, nor, to the Knowledge of Seller, is any employee of Seller represented by any labor union or similar association. No labor union or employee organization has been certified or recognized as the collective bargaining representative of any employees of Seller. To the Knowledge of Seller, there are no formal union organizing campaigns or representation proceedings in process or threatened with respect to any employees of Seller, nor, to the Knowledge of Seller, are there any existing or threatened labor strikes, work stoppages, organized slowdowns, unfair labor practice charges, or labor arbitration proceedings affecting any employee of Seller.

3.9   ENVIRONMENTAL MATTERS. To the Knowledge of Seller, except as set forth in
      SCHEDULE 3.9: (i) Seller is in compliance with all applicable Environmental Laws; (ii) Seller has not received a notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) that have not been satisfied, or any corrective, investigatory or remedial obligations that have not been satisfied, arising under applicable Environmental Laws with respect to its past or present operations or properties; (iii) Seller has obtained, and have been in compliance with all terms and conditions of, all permits, licenses and other authorizations required pursuant to Environmental Laws for the conduct of the Facility, (iv) SCHEDULE 3.9, to the Knowledge of Seller, lists all releases of hazardous substances at the Facility. The term "hazardous substances," as used herein, shall mean substances deemed hazardous pursuant to CERCLA; (v) Seller and its attorneys have provided Buyer with copies of all notices, reports, studies and information in their possession related to the presence or release of hazardous substances at the Facility or any adjacent properties as that term is defined by CERCLA, and (vi) Seller and its attorneys have provided Buyer with copies of the Corrective Action Plan for Unocal Chemicals Division Carolina Terminal, and Buyer agrees to continue all requisite actions under the plan.

3.10 NO BROKER. Seller (i) has not had any dealings, negotiations or communications with or retained any broker or other intermediary in connection with the transactions contemplated by this Agreement or
      (ii) is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement.

3.11 MATERIAL FACTS. To the best of Seller's knowledge neither this Agreement nor any Schedule or Exhibit attached hereto nor any document furnished by Seller to Buyer in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact which is necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller:

4.1 ORGANIZATION. Buyer is a corporation, duly incorporated, validly existing and in good standing under the laws of Delaware. Buyer is duly qualified as a foreign corporation in good standing in each jurisdiction in which the conduct of the Facility requires such qualification, except where the failure to be so qualified would not prevent, materially delay or affect consummation of the transactions contemplated hereby.

4.2 AUTHORIZATION. Buyer has full power and authority to execute, deliver and perform this Agreement and each agreement or instrument (to which it is a party) executed in connection herewith or delivered pursuant hereto and to consummate the transactions contemplated hereby. Buyer's execution, delivery and performance of this Agreement and all agreements and instruments executed in connection herewith or delivered pursuant hereto and the transactions contemplated hereby have been duly authorized by all requisite action. This Agreement and all agreements or instruments executed by Buyer in connection herewith or delivered by Buyer pursuant hereto have been or will be duly executed and delivered by Buyer, and this Agreement and all agreements and instruments executed by Buyer in connection herewith or delivered by Buyer pursuant hereto constitute and will constitute the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

4.3 NONCONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement and each agreement or instrument executed in connection herewith or delivered pursuant hereto and the consummation of the transactions contemplated herein will not, with or without the giving of notice or the passage of time, or both, (i) conflict with, or result in a violation or breach of, or a default, right to accelerate or loss of rights under, or result in the creation of any Lien under or pursuant to, any provision of Buyer's articles of incorporation or bylaws or any Laws, or any finding, order, judgment, writ, injunction or decree to which Buyer is a party or by which Buyer or its assets may be bound or affected; or (ii) require the approval, consent or authorization of, or prior notice to, filing with or registration with, any Governmental Authority, or any other Person.

4.4 NO BROKER. Buyer has not had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement and is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V

                                    COVENANTS

5.1 ACCESS TO INFORMATION. Between the date hereof and the Closing Date, at Buyer's expense, Buyer and its authorized agents, officers and representatives shall have reasonable access to the Facility, books, records, contracts, information and documents of Seller to conduct such examinations and investigations of Seller as Buyer deems necessary; PROVIDED, HOWEVER, that such examinations and investigations: (a) shall be conducted during the normal business hours of Seller, (b) shall not unreasonably interfere with the operations and activities of Seller, and
      (c) shall be subject to the prior approval of Seller, if the information or documents requested are, in the opinion of Seller, of a nature that may compromise the competitive position of Seller. Seller shall cooperate in all reasonable respects with Buyer's examinations and investigations.

5.2 FURTHER ASSURANCES; CONSENTS. Each of the parties hereto hereby agrees to proceed diligently (a) to obtain any and all approvals of Governmental Authorities and third party consents, approvals, notations and authorizations required in connection with the consummation of the transactions contemplated by this Agreement, (b) to comply with all conditions and covenants applicable or related to it as contemplated by this Agreement and (c) to take all such commercially reasonable actions as are necessary or advisable in order to cause the consummation of the transactions contemplated hereby.

5.3 PUBLICITY. All general notices, releases, statements and communications to employees, suppliers, distributors and customers of Seller and to the general public and the press relating to the transactions covered by this Agreement shall be made only at such times and in such manner as may be agreed upon in advance by the parties; PROVIDED, HOWEVER, that any party hereto shall be entitled to make a public announcement of the foregoing if, in the opinion of its legal counsel, such announcement is required to comply with any Law and if it first gives prior written notice to the other parties hereto of its intention to make such public announcement.

5.4 CONFIDENTIALITY. Notwithstanding any other provision of this Agreement to the contrary, Buyer agrees that unless and until the transactions contemplated herein are consummated,

      Buyer shall remain subject to all of the terms and conditions of the Confidentiality Agreement, dated April 23, 2001, by and between Seller and Buyer, the terms of which Confidentiality Agreement are incorporated herein by reference; PROVIDED, HOWEVER, that the provisions of the Confidentiality Agreement shall be waived as and to the extent necessary to permit public announcements to the extent provided in SECTION 5.3 hereof.

5.5   EMPLOYMENT OF SELLER'S EMPLOYEES.

      (a) SCHEDULE F attached hereto contains a comprehensive list of all employees engaged at the Facility to whom Buyer intends to make offers of employment (the "Listed Employees"). On or prior to the Closing, Buyer shall make an offer of employment to each employee of Seller so listed by Buyer on the same terms and conditions as provided by the Buyer to its other employees of similar length of service and job responsibility. Any offers of employment will be conditioned on, and only effective upon, the Closing. Any employee employed by Buyer shall be an employee at will. Nothing contained in this Agreement, whether expressed or implied, shall confer upon any employee, or the legal representatives of any such person, any rights or remedies, including, without limitation, any right of employment, or any right of employment for any period of time, or of any nature or kind whatsoever under or by reason of this Agreement.

      (b) In the event that a Listed Employee does not wish to be employed by Buyer, Buyer shall not assume, and Seller shall remain liable or otherwise responsible for, any employment or employee benefit obligation, or any wage, bonus, salary or other employee payment obligation arising with respect to such Listed Employee.

5.6   EMPLOYEE OBLIGATIONS.

      (a) Seller shall provide written notice to the Buyer a minimum of five business days prior to the hiring, transfer, or dismissal of any Listed Employee.

      (b)   Seller, after the date of this Agreement, will not permit:

            (i) any increase in the salary of a Listed Employee at the Facility prior to a twelve (12) month period from the last date that the Listed Employee received a raise; or

            (ii) any increase in the salary of a Listed Employee on the annual review of any such Listed Employee by more than five percent (5%).

5.7 COVENANT NOT TO COMPETE. At the Closing Seller will execute a Covenant Not to Compete with Buyer in the bulk liquids terminal business for a period of two (2) years from the Closing within a fifty (50) mile radius of the Facility, in the form attached hereto as EXHIBIT E.

5.8 COOPERATION. Seller will cooperate with Buyer in good faith and with due diligence with respect to the following matters:

      (a) TRANSITION WITH CUSTOMERS AND VENDORS. Seller and Buyer will take reasonably necessary steps to effect the smooth transition from Seller to Buyer of relations with customers and vendors at and after the Closing Date with the objective of vesting in Buyer (insofar as reasonably practicable) the economic benefit and customer relationships with all of Seller's customers and vendors of the Facility.

      (b) CONDUCT OF BUSINESS. Before the closing, Seller will operate its business in the ordinary course, and will not intentionally make any changes or enter into any transactions outside of the ordinary course of business which would result in any material adverse impact on Buyer's use, enjoyment and business at the Facility after closing.

                                   ARTICLE VI

               CONDITIONS PRECEDENT TO CONSUMMATION OF THE CLOSING

6.1 CONDITION PRECEDENT TO EACH PARTY'S OBLIGATIONS TO CLOSE. The respective obligations of each party to consummate the transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:
      No order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court of competent jurisdiction or any United States Governmental Authority that prohibits the consummation of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the parties hereto shall use their reasonable best efforts to have any such order, decree or injunction vacated or reversed.

6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

      (a) the representations and warranties of Seller contained in ARTICLE III shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein);

      (b) the Board of Directors of the Buyer and Buyer's lenders must have approved of this transaction not later than five (5) business days after the date of this Agreement;

      (c) there shall have been obtained all consents, approvals and authorizations, there shall have been given all notices and there shall have been made all registrations and filings under all laws, statutes, rules, regulations, judgments, orders, injunctions, contracts or other instruments to which Seller is a party or by which it and/or any of its properties are bound or subject, in each case that are required to permit the consummation of the transactions contemplated by this Agreement without contravention, violation or breach by Seller of any of the terms thereof, except where the failure to obtain or make any such consent, approval, authorization, notice, registration or filing would not have a material adverse effect on the Facility, following the Closing;

      (d) Seller shall have performed, in all material respects, all obligations and complied with all covenants contained herein that are necessary to be performed or complied with by each of them at or before Closing;

      (e)   Seller shall have delivered to Buyer all of the following:

            (i) the Deed, Bill of Sale and such other instruments of conveyance, transfer, assignment and delivery as Buyer shall have reasonably requested pursuant to Section 2.6;

            (ii)  the Assignment and Assumption Agreement;

            (iii) a certificate from an authorized officer of Seller, dated as of the Closing Date, certifying the satisfaction of the conditions set forth in this SECTION 6.2;

            (iv) copies of the third party and governmental consents and approvals required by SCHEDULE 3.2;

            (v) a copy of the Articles of Incorporation of Seller, certified by the Secretary of State of the State of North Carolina , and a Certificate of Good Standing from the Secretary of State of the State of North Carolina evidencing the good standing of Seller in North Carolina;

            (vi) An affidavit in form acceptable to the Buyer's title insurance company sufficient to remove any exception for mechanics' and materialmen's liens and parties in possession and appropriate lien waivers, if necessary;

            (vii) An affidavit certifying that the Seller is not a foreign entity under the Foreign Investment in Real Property Act; and

            (viii) A settlement statement mutually agreeable to the parties showing the Purchase Price and all prorations made at Closing (the "Settlement Statement");

            (ix) such other certificates, documents and instruments as Buyer reasonably requests related to the transactions contemplated hereby; and

      (f) all actions, corporate or other, to be taken by Seller in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer and Buyer's counsel.

6.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

      (a) the representations and warranties of Buyer contained in ARTICLE IV shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein);

      (b) Buyer shall have performed, in all material respects, all obligations and complied with all covenants contemplated herein that are necessary to be performed or complied with by it at or before Closing;

      (c) Seller shall have obtained the written consent of its lender, GATX Capital Corporation, to the sale of the Assets not later than ten
            (10) business days after the date of this Agreement;

      (d) there shall have been obtained all consents, approvals and authorizations, there shall have been given all notices and there shall have been made all registrations and filings under all laws, statutes, rules, regulations, judgments, orders, injunctions, contracts or other instruments to which Buyer is a party or by which it is bound or subject, in each case that are required to permit the consummation of the transactions contemplated by this Agreement without contravention, violation or breach by Buyer of any of the terms thereof;

      (e)   Buyer shall have delivered to Seller:

            (i) the Purchase Price, payable to Seller, by wire transfer of immediately available funds to the account designated by Seller;

            (ii)  an executed copy of the Assignment and Assumption Agreement;

            (iii) a certificate from an authorized officer of Buyer, dated as of the Closing Date, certifying the satisfaction of the conditions set forth in this SECTION 6.3; and

            (iv)  a Settlement Statement mutually agreeable to the parties.

      (f) all actions, corporate or other, to be taken by Buyer in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller and its counsel.

                                   ARTICLE VII

                            SURVIVAL; INDEMNIFICATION

7.1   LIMITATION ON AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      (a) Buyer acknowledges and agrees that no representations or warranties have been made by Seller in connection with the transactions contemplated by this Agreement, except for those representations and warranties made in ARTICLE III hereof.

      (b) Subject to paragraph (a) of this SECTION 7.1, all representations and warranties contained in this Agreement, or in any agreements or instruments executed in connection herewith or delivered pursuant hereto, shall survive the Closing for a period of three (3) years beginning on the Closing Date, but not longer. Such representations and warranties shall only be effective with respect to any breach or claim when notice of such breach or claim shall have been given in writing to the other party in breach or against whom indemnification is sought within such period. Any claim for indemnification for which notice has been given within the prescribed period may be prosecuted to conclusion notwithstanding the subsequent expiration of such period. No party to this Agreement shall be entitled to pursue any remedy for the breach of any representation or warranty to the extent such party was informed in writing of such breach prior to the Closing Date and such party proceeds with the Closing.

7.2   INDEMNIFICATION BY SELLER.

      (a) Subject to the limitations set forth in SECTIONS 7.1 AND 7.4, Seller hereby agrees, to indemnify and hold Buyer harmless from and against any and all claims, demands, suits, proceedings, judgments, losses, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "Losses") imposed upon or incurred by Buyer as a result of or in connection with any of the following:

            (i) Any material inaccuracy or breach of a representation or warranty made by Seller in ARTICLE III of this Agreement; or

            (ii) The breach of, or default in the performance by Seller of, any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any agreement or instrument executed in connection herewith or pursuant hereto;

            (iii) The operation of the Facility prior to the Closing, except the
                  Environmental Liabilities and Health and Safety Liabilities expressly assumed by Buyer herein.

      (b) Promptly after receipt by Buyer of notice of an Action or other event giving rise to a Buyer Claim with respect to which Buyer is entitled to indemnification under this SECTION 7.2, Buyer shall notify (the "Buyer Claim Notice") Seller in writing of the commencement of such Action or the assertion of such Buyer Claim; PROVIDED, HOWEVER, that failure to give such notice shall not affect the right to indemnification hereunder except to the extent of actual prejudice to Seller. Seller shall have the option, and shall notify Buyer in writing within ten business days after the date of the Buyer Claim Notice of its election, either: (A) to participate (at Seller's expense) in the defense of such Action or Buyer Claim (in which case the defense of such Action or Buyer Claim shall be controlled by Buyer) or (B) to take charge of and control the defense of such Action or Buyer Claim (at Seller's expense). If Seller elects to control the defense, it will not compromise or settle the Action or Buyer

            Claim if (X) the amount to be paid in settlement exceeds the Maximum Indemnity Amount or (Y) the settlement does not include a provision releasing Buyer from all liabilities with respect thereto. If Seller fails to notify Buyer of its election within the applicable response period, then such party shall be deemed to have elected not to control the defense of such Action or Buyer Claim. If Seller elects to assume the defense of any Action or Buyer Claim, Buyer shall have the right to employ separate counsel and participate in the defense of such Action or Buyer Claim, but the fees and expenses of such counsel shall be at the expense of Buyer unless: (1) the named parties in such Action or Buyer Claim (including any impleaded parties) include both Buyer and an indemnifying party and Buyer shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party, or (2) Buyer has reasonably determined that Losses that may be incurred may exceed either individually, or when aggregated with other Buyer Claims, the Maximum Indemnity Amount (in which case, the indemnifying party shall not have the right to control the defense of such Action or Buyer Claim on behalf of Buyer, it being understood, however, that the indemnifying party shall not, in connection with such Action or Buyer Claim, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) and that all such fees and expenses shall be reimbursed as they are incurred).

      (c) If Seller does not control the defense of any Action or Buyer Claim, then Buyer may settle such Action or Buyer Claim with the written consent of Seller (not to be unreasonably withheld).

7.3   INDEMNIFICATION BY BUYER.

      (a) Subject to the limitations set forth in SECTIONS 7.1 AND 7.4, Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all Losses imposed upon or incurred by Seller (any of such Losses by Seller, a "Seller Claim") as a result of or in connection with any of the following:

            (i) Any material inaccuracy or breach of a representation or warranty made by Buyer in this Agreement or in any agreement or instrument executed in connection herewith or pursuant hereto;

            (ii) The breach of or default in the performance by Buyer of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any agreement or instrument executed in connection herewith or pursuant hereto; and

            (iii) The operation of the Facility after the date of Closing including, but not limited to, operating under the DSP Permit, the Air Permits and the NPDES Permits in Seller's name pursuant to SECTION 2.2.

      (b) Promptly after receipt by Seller of notice of the commencement of an Action or other event giving rise to a Seller Claim with respect to which Seller is entitled to indemnification, the party receiving such notice shall notify (the "Seller Claim Notice") Buyer in writing of the commencement of such Action or the assertion of such Seller Claim; PROVIDED, HOWEVER, that failure to give such notice shall not affect the right to indemnification hereunder except to the extent of actual prejudice to Buyer. Buyer shall have the option, and shall notify each indemnified party in writing within ten business days after the date of the Seller Claim of its election, either: (A) to participate (at its Buyer's expense) in the defense of the Action or Seller Claim (in which case the defense of such Action or Seller Claim shall be controlled by the indemnified party) or (B) to take charge of and control defense of such Action or Seller Claim (at its Buyer's expense). If Buyer fails to notify the indemnified party of its election within the applicable response period, then Buyer shall be deemed to have elected not to control the defense of such Action or Seller Claim. If Buyer elects to assume the defense of any Action or Seller Claim, each indemnified party shall have the right to employ separate counsel and participate in the defense of any such Action or Seller Claim, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless: (1) the named parties in such Action or Seller Claim (including any impleaded parties) include both the indemnified party and Buyer and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to Buyer, or (2) the indemnified party has reasonably determined that Losses that may be incurred may exceed either individually, or when aggregated with other Seller Claims, the Maximum Indemnity Amount (in which case, Buyer shall not have the right to assume the defense of such Action or Seller Claim on behalf of the indemnified party, it being understood, however, that Buyer shall not, in connection with such Action or Seller Claim be liable for the fees and expenses of more than one separate firm of attorneys (in additional to any local counsel) and that such fees and expenses shall be reimbursed as they are incurred).

      (c) If Buyer does not control the defense of any Action or Seller Claim, then the indemnified party or parties may settle such Action or Seller Claim with the written consent of Buyer (not to be unreasonably withheld).


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

7.4 LIMITATION OF LIABILITY. Notwithstanding the foregoing, (i) Seller shall not be obligated to indemnify Buyer, and Buyer shall not be obligated to indemnify Seller pursuant to this ARTICLE VII unless and until the amount of all Losses incurred by Buyer, or by Seller, as the case may be, exceeds Ten Thousand Dollars ($10,000.00) in the aggregate (the "Basket"), in which event the party seeking indemnity may recover all Losses incurred in excess of the Basket from the first dollar above the Basket, and (ii) the maximum liability of Seller together for Losses under SECTION 7.2 and Buyer's maximum liability for Losses under SECTION 7.3 shall be, in each case limited to actual damages, not to exceed Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00) (the "Maximum Indemnity Amount").

7.5 EXCLUSIVE REMEDY. After the Closing, the parties' sole monetary recourse against each other for any Loss or claim of Losses arising out of or relating to this Agreement shall be expressly limited to the provisions of this ARTICLE VII, provided, however, that nothing in this Section 7.5 shall prevent a party from seeking injunctive relief or other equitable remedies as may be appropriate.

                                  ARTICLE VIII

                                   TERMINATION

8.1 TERMINATION. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time, prior to the Closing only as follows:

      (a)   by mutual written consent of Buyer and Seller;

      (b) by Buyer or Seller if the Closing Date shall not have occurred on or before January 1, 2002 (provided that the right to terminate this Agreement under this SECTION 8.1(b) shall not be available to any party whose failure (or, in the case of Seller, its failure) to fulfill any obligation under this Agreement has been the cause of, or has resulted in, the failure of the Closing Date to occur on or before such date); or

      (c) by Buyer or Seller, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

8.2.  EFFECT OF TERMINATION. If this Agreement is terminated pursuant to SECTION
      8.1 and the transactions contemplated by this Agreement are not consummated, all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of either party to the other; PROVIDED, HOWEVER, the obligations contained in this SECTION 8.2, SECTION 5.4, SECTION 5.5, and SECTION 9.2 of this Agreement shall survive any such termination. Nothing contained in this SECTION 8.2 shall relieve any party from liability for any breach of this Agreement.

8.3 EXTENSION; WAIVER. At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any of the covenants, agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

8.4 DAMAGE OR DESTRUCTION PRIOR TO CLOSING. Seller shall bear the risk of all loss or damage to the Facility from all causes through the time of Closing and Seller shall maintain its current fire and extended insurance coverage. . If more than 5% of the Facility is damaged by fire or other casualty prior to Closing, then the Buyer shall have the right to either
      (i) terminate this Agreement or (ii) proceed to Closing without a reduction in Purchase Price and receive an assignment of all of Seller's right, title and interest in and to any insurance proceeds relating to such casualty. If less than 5% of the Facility is damaged by fire or other casualty prior to Closing, then the Purchaser, subject to the other terms of this Agreement, shall be obligated to proceed to Closing without a reduction in Purchase Price but shall receive an assignment of all of Seller's right, title and interest in and to any insurance proceeds relating to such casualty. Seller shall in no event be liable to Buyer for any damages, out-of-pocket expenses of other claims arising out of a fire or other casualty to the Facility.

8.5 CONDEMNATION PRIOR TO CLOSING. If, after the date hereof and prior to the Closing, all or any portion of the Facility is condemned or taken by eminent domain (or is the subject of a pending or contemplated condemnation proceeding or taking by eminent domain which has not been completed), Seller shall promptly give Buyer reasonably detailed notice of such condemnation or taking. Upon receipt of such notice, Buyer shall have thirty (30) days to elect to either (i) proceed to Closing without a reduction in the Purchase Price in which event Purchaser shall be entitled to any and all claims that Seller may have to condemnation awards or any and all causes of action with respect to such condemnation or taking of the Facility or (ii) terminate this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1 ENTIRE AGREEMENT. Except as set forth in SECTION 5.5 hereof, this Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein.

9.2 EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of their respective counsel, investment bankers, financial advisors, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby, subject to SECTION 9.3 hereof.

9.3 GOVERNING LAW. This Agreement shall be construed and interpreted according to the laws of the State of North Carolina without regard to the conflicts of law rules thereof.

9.4 ASSIGNMENT. This Agreement and each party's respective rights hereunder may not be assigned at any time except as expressly set forth herein without the prior written consent of the other parties. In the event Seller liquidates or makes other distributions of cash or property to its parent company, JLM Industries, Inc., such that the net worth of the Seller is reduced to less than $6,250,000.00, then Seller agrees (i) to obtain from its parent company a written assumption of all Seller's indemnity and other obligations to Buyer under this Agreement and (ii) to supply Buyer with a copy of such assumption agreement. In the event Seller fails to obtain such assumption agreement, the Buyer, the Seller, and the Seller on behalf of its parent company, agree that all such obligations shall pass to, and be assumed by, its parent company by operation of law. Nothing contained in this clause shall prevent or place any limitations upon the Seller, other than that listed in (i) and (ii) above, as it relates to liquidation or the making of cash, property, or other distributions to its parent company, JLM Industries, Inc.

9.5 NOTICES. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service, or when mailed by registered or certified United States mail, postage prepaid, return receipt requested, or when received via telecopy, telex or other electronic transmission, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this SECTION 9.6:

         If to Seller:              JLM Industries, Inc.
                                    8675 Hidden River Parkway
                                    Tampa, Florida 33637
                                    Attention: Walter M. Tarpley
                                    Telecopy: 813/632-3315

         If to Buyer:               CTI of North Carolina, Inc.
                                    101 North Lathrop Avenue
                                    Savannah, Georgia 31402-0576
                                    Attention: William A. Baker
                                    Telecopy: 912/235-3881

         With a copy to:            Ellis, Painter, Ratterree & Bart, LLP
                                    2 E. Bryan Street, 10th Floor
                                    Savannah, Georgia 31401
                                    Attention: J. Wiley Ellis, Esq.
                                    Telecopy: 912/233-2281


9.6 COUNTERPARTS; HEADINGS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

9.7 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

9.8 SEVERABILITY. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

9.9 NO RELIANCE. No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement, and none of the parties hereto assumes any liability to any third party because of any reliance on the representations, warranties and agreements of any of the parties hereto contained in this Agreement.

9.10 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by all of the parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                       JLM TERMINALS, INC.

                                       By: /s/ Scott L. Macdonald
                                           ___________________________________

                                       Name: Scott L. Macdonald
                                            __________________________________

                                       Title: President
                                             _________________________________




                                       CTI OF NORTH CAROLINA, INC.

                                       By: /s/ William A. Baker, Jr.
                                           ___________________________________

                                       Name: William A. Baker, Jr.
                                            __________________________________

                                       Title: Vice-President
                                             _________________________________


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